EXHIBIT 99.1

GBT Reports Recent Business Progress and First Quarter 2018 Financial Results

SOUTH SAN FRANCISCO, Calif., May 07, 2018 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ:GBT) today reported recent business progress and financial results for the first quarter ended March 31, 2018.

"During the first quarter of 2018, we continued to remain focused on the clinical development of voxelotor for the treatment of sickle cell disease, and we have invested further in our commercial infrastructure with the appointment of David L. Johnson as chief commercial officer,” said Ted W. Love, M.D., president and chief executive officer of GBT. “We remain on track to announce top-line clinical data from Part A of our Phase 3 HOPE Study in the first half of this year.”

Recent Business Progress

Voxelotor

  Clinical Hemorheology and Microcirculation published results from a preclinical study demonstrating that voxelotor preserves normal blood flow properties in sickled red blood cells.
  Two poster presentations highlighting results from the Phase 1 Basecamp (GBT440-011) study, which evaluated the physiologic effects of voxelotor in healthy volunteers under hypoxemic conditions, will be presented at the upcoming American Thoracic Society Conference 2018, which will be held May 18-23, 2018, in San Diego.

Corporate

  Raised approximately $240.5 million in net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, from an underwritten public offering and related exercise of the over-allotment option in March 2018.
  Expanded the management team with the appointment of David L. Johnson as chief commercial officer. Mr. Johnson is an accomplished leader with more than 25 years in the biopharmaceutical industry including most recently serving as vice president, sales and marketing, Liver Disease Business Unit, at Gilead Sciences, Inc.

Financial Results for the Three Months Ended March 31, 2018
Cash, cash equivalents and marketable securities totaled $544.6 million at March 31, 2018, compared with $329.4 million at December 31, 2017.

Net loss for the three months ended March 31, 2018, was $41.6 million compared with $23.3 million for the same period in 2017. Basic and diluted net loss per share for the three months ended March 31, 2018, was $0.87 compared with $0.60 for the same period in 2017.

Research and development (R&D) expenses for the three months ended March 31, 2018, were $29.9 million compared with $17.3 million for the same period in 2017. The increase in R&D expenses is primarily attributable to increased expenses for the Phase 2a HOPE-KIDS 1 Study and the Phase 3 HOPE Study, including increased expenses related to a higher level of manufacturing activities to support these studies.  Total R&D stock-based compensation expense incurred for the three months ended March 31, 2018, was $3.0 million, compared with $1.1 million for the same period in 2017.

General and administrative (G&A) expenses for the three months ended March 31, 2018, were $12.8 million compared with $6.4 million for the same period in 2017. The increase in G&A is primarily attributable to increased employee-related costs, including $1.7 million of stock-based compensation expense related to the achievement of certain milestones in the first quarter of 2018, and increased professional and consulting services associated with the growth of the Company's operations. Total G&A stock-based compensation expense incurred in the three months ended March 31, 2018, was $4.8 million, compared with $1.5 million for the same period in 2017.

About GBT
GBT is a clinical-stage biopharmaceutical company determined to discover, develop and deliver innovative treatments that provide hope to underserved patient communities. GBT is developing its lead product candidate, voxelotor, as an oral, once-daily therapy for sickle cell disease. To learn more, please visit www.gbt.com and follow the company on Twitter @GBT_news.

Forward-Looking Statements
Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of voxelotor, our ability to implement and complete our clinical development plans for voxelotor, our ability to generate and report data from our ongoing and potential future studies of voxelotor (including our ongoing Phase 3 HOPE Study and our ongoing Phase 2a HOPE-KIDS 1 Study), regulatory review and actions relating to voxelotor, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that results of clinical trials may be subject to differing interpretations, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, that drug-related adverse events may be observed in clinical development, and that data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

GLOBAL BLOOD THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
Operating expenses:
Research and development	$29,944	$17,283
General and administrative	12,751	6,438
Total operating expenses	42,695	23,721
Loss from operations	(42,695)	(23,721)
Other income (expense):
Interest income, net	1,173	441
Other expenses, net	(34)	(52)
Total other income, net	1,139	389
Net loss	$(41,556)	$(23,332)
Basic and diluted net loss per common share	$(0.87)	$(0.60)
Weighted-average number of shares used in computing basic and diluted net loss per common share	47,770,023	39,125,848

GLOBAL BLOOD THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$455,637	$198,332
Short-term marketable securities	87,949	116,493
Prepaid expenses and other current assets	10,264	9,487
Total current assets	553,850	324,312
Property and equipment, net	17,414	16,571
Long-term marketable securities	992	14,607
Other assets	1,120	1,230
Total assets	$573,376	$356,720
Liabilities and Stockholders’ Equity
Current liabilities	$23,960	$26,264
Other liabilities, noncurrent	11,652	11,652
Total liabilities	35,612	37,916
Total stockholders’ equity	537,764	318,804
Total liabilities and stockholders’ equity	$573,376	$356,720

Contact Information:
Myesha Lacy (investors)
GBT
650-351-4730
investor@gbt.com

Julie Normart (media)
W2O pure
415-946-1087
media@gbt.com